Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in the Registration Statement on Form S-8 of Townsquare Media, Inc. (file no. 333-205366) of our report dated March 26, 2015, on the 2014 and 2013 financial statements of Heartland Group LLC and Subsidiaries and our report dated March 31, 2014 on the 2013 and 2012 financial statements of Heartland Group LLC and Subsidiaries, which is included in this Current Report on Form 8-K/A.

/s / Crowe Horwath

Elkhart, Indiana
November 5, 2015